Exhibit 99.1
Motorola Announces First-Quarter Financial Results
•	First-quarter sales of $7.45 billion

•	First-quarter GAAP loss from continuing operations of $0.09 per share, including net charges of $0.04 per share from highlighted items

•	Mobile Devices sales declined 39 percent versus prior-year quarter

•	Continued growth in Home and Networks Mobility and Enterprise Mobility Solutions businesses

•	Planning underway to create two independent, publicly traded companies
SCHAUMBURG, Ill. — April 24, 2008 — Motorola, Inc. (NYSE: MOT) today reported sales of $7.45 billion in the first quarter of 2008. The net loss from continuing operations in the first quarter of 2008 was $194 million, or $0.09 per share. The net loss from continuing operations includes net charges of $0.04 per share from highlighted items, primarily related to a charge associated with workforce reductions.
The Company had an operating cash outflow of $343 million and ended the quarter with a net cash* position of $3.5 billion.
“During the first quarter, we made an important strategic decision to separate the Company, creating two independent, publicly traded entities,” said Greg Brown, president and chief executive officer. “Improving the product portfolio in Mobile Devices and positioning both businesses for future success remains a top priority. Our Home and Networks Mobility and Enterprise Mobility Solutions businesses continue to expand their portfolios of solutions, grow internationally and deliver solid financial results.”
Operating Results
Mobile Devices segment sales were $3.3 billion, down 39 percent compared to the year-ago quarter. The operating loss was $418 million, compared to an operating loss of $233 million in the year-ago quarter. During the quarter, the Company shipped 27.4 million handsets.
Mobile Devices highlights:
•	Began shipping six new devices during the quarter, including the ROKR U9 music phone and several W-Series devices for the mass market

•	Introduced and began shipping the HSDPA MOTO Z9, a slider design with innovative features such as Motorola CrystalTalk™ audio-enhancing technology, video share and navigation; expanded the MOTO Q family of smartphones, by announcing the MOTO Q™ 9c and MOTO Q™ 9c lime

•	Completed the acquisition of Soundbuzz Pte., Ltd., a leading pan-Asian music provider
Home and Networks Mobility segment sales were $2.4 billion, up 2 percent compared to the year-ago quarter. Operating earnings were $153 million, compared to operating earnings of $167 million in the year-ago quarter.
Home and Networks Mobility highlights:
•	Strong demand for High Definition and DVR devices resulted in shipments of over four million digital entertainment devices during the quarter, including a milestone three millionth IP device to-date

•	Sales outside North America grew 30 percent compared to the year-ago quarter, led by Europe and Latin America

•	Continued leadership in WiMAX with significant wins in Saudi Arabia and Taiwan

•	Announced several portfolio expansions, including a common wireless broadband platform to support both WiMAX and LTE and a family of MPEG-4 capable digital entertainment devices

•	Announced major GSM awards in Saudi Arabia totaling nearly $500 million

•	Acquired a leading Chinese digital cable company, Dahua Digital, enabling a broader digital device portfolio for the Chinese market
Enterprise Mobility Solutions segment sales were $1.8 billion, up 5 percent compared to the year-ago quarter. Operating earnings increased to $250 million, compared to operating earnings of $131 million in the year-ago quarter.
Enterprise Mobility Solutions highlights:
•	Strong international demand continued in commercial enterprise and public safety markets as sales outside of North America grew by 23 percent compared to the year-ago quarter

•	Key international systems wins including a digital communications award from the Royal Malaysian Police

•	Introduced the RFS6000 LAN solution to provide mid-size enterprises a low-cost, all-wireless solution and expanded the wireless broadband portfolio with the introduction of an OFDM-based Canopy 400 solution

•	Acquired majority ownership of Vertex Standard, which opens up new market opportunities and enables a broader product portfolio for customers worldwide

Second-Quarter 2008 Outlook
The Company’s outlook for the second quarter is a loss from continuing operations of $0.02 to $0.04 per share. This outlook excludes any reorganization of business charges associated with the Company’s operating expense reduction initiatives, as well as any other items of the variety highlighted by the Company in its quarterly earnings releases.
Consolidated GAAP Results
A comparison of results from operations is as follows:

	First Quarter
(In millions, except per share amounts)	2008	2007

Net sales	$7,448	$9,433
Gross margin	2,145	2,454
Operating loss	(269)	(366)
Loss from continuing operations	(194)	(218)
Net loss	(194)	(181)
Diluted loss per common share:
Continuing operations	$(0.09)	$(0.09)
Discontinued operations	—	0.01

	$(0.09)	$(0.08)

Weighted average diluted common shares outstanding	2,257.0	2,372.3

Conference Call and Webcast
Motorola will host its quarterly conference call beginning at 8:00 a.m. Eastern Time (USA) on Thursday, April 24, 2008. The conference call will be web-cast live with audio and slides at www.motorola.com/investor.
Definitions
* Net Cash equals Cash and cash equivalents plus Sigma Fund (current and non-current) plus Short-term investments minus Notes payable and current portion of long-term debt minus Long-term debt.
Business Risks
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, Motorola’s financial outlook for the second quarter of 2008. Motorola cautions the reader that the risk factors below, as well as those on pages 18 through 27 in Item 1A of Motorola’s 2007 Annual Report on Form 10-K and in its other SEC filings, could cause Motorola’s actual results to differ materially from those estimated or predicted in the forward-looking statements. Factors that may impact forward-looking statements include, but are not limited to: (1) the Company’s ability to improve financial performance and increase market share in its Mobile Devices business; (2) the level of demand for the Company’s products; (3) the Company’s ability to introduce new products and technologies in a timely manner; (4) the possible negative effects on the Company’s business operations, financial performance or assets as it moves forward with plans to create two independent, publicly traded companies; (5) unexpected negative consequences from the Company’s ongoing restructuring and cost-reduction activities; (6) the uncertainty of current economic and political conditions, as well as the economic outlook for the telecommunications and broadband industries; (7) the impact of tax relief, interest rate reduction and liquidity infusion efforts to stimulate the economy; (8) the Company’s ability to purchase sufficient materials, parts and components to meet customer demand; (9) risks related to dependence on certain key suppliers; (10) the impact on the Company’s performance and financial results from strategic acquisitions or divestitures, including those that may occur in the future; (11) risks related to the Company’s high volume of manufacturing and sales in Asia; (12) the creditworthiness of the Company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) variability in income received from licensing the Company’s intellectual property to others, as well as expenses incurred when the Company licenses intellectual property from others; (14) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings, including without limitation any relating to the Iridium project; (15) the impact on the Company from volatility in the commercial paper, debt and equity markets; (16) the impact of foreign currency fluctuations; (17) the impact on the Company from continuing hostilities in other countries; (18) the impact on the Company from ongoing consolidation in the telecommunications and broadband industries; (19) the impact of changes in governmental policies, laws or regulations; (20) the outcome of currently ongoing and future tax matters; and (21) negative consequences from the Company’s outsourcing of various activities, including certain manufacturing, information technology and administrative functions. Motorola undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
About Motorola
Motorola is known around the world for innovation in communications. The company develops technologies, products and services that make mobile experiences possible. Our portfolio includes communications infrastructure, enterprise mobility solutions, digital set-tops, cable modems, mobile devices and Bluetooth accessories. Motorola is committed to delivering next generation communication solutions to people, businesses and governments. A Fortune 100 company with global presence and impact, Motorola had sales of US $36.6 billion in 2007. For more information about our company, our people and our innovations, please visit http://www.motorola.com.
# # #
Media Contact:
Jennifer Erickson
Motorola, Inc.
+1 847-435-5320
jennifer.erickson@motorola.com
Investor Contact:
Dean Lindroth
Motorola, Inc.
+1 847-576-6899
dean.lindroth@motorola.com

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	March 29,	December 31,	March 31,
	2008	2007	2007
Net sales	$7,448	$9,646	$9,433
Costs of sales	5,303	7,106	6,979

Gross margin	2,145	2,540	2,454

Selling, general and administrative expenses	1,183	1,273	1,313
Research and development expenditures	1,054	1,097	1,117
Other charges (income)	94	101	200
Intangibles amortization and IPR&D	83	88	190

Operating loss	(269)	(19)	(366)

Other income (expense):
Interest income (expense), net	(2)	11	41
Gains (loss) on sales of investments and businesses, net	19	41	(1)
Other	(9)	—	(1)

Total other income (expense)	8	52	39

Earnings (loss) from continuing operations before income taxes	(261)	33	(327)
Income tax benefit	(67)	(78)	(109)

Earnings (loss) from continuing operations	(194)	111	(218)

Earnings (loss) from discontinued operations, net of tax	—	(11)	37

Net earnings (loss)	$(194)	$100	$(181)

Earnings (loss) per common share
Basic:
Continuing operations	$(0.09)	$0.05	$(0.09)
Discontinued operations	—	(0.01)	0.01

	$(0.09)	$0.04	$(0.08)

Diluted:
Continuing operations	$(0.09)	$0.05	$(0.09)
Discontinued operations	—	(0.01)	0.01

	$(0.09)	$0.04	$(0.08)

Weighted average common shares outstanding
Basic	2,257.0	2,280.7	2,372.3
Diluted	2,257.0	2,307.9	2,372.3

Dividends paid per share	$0.05	$0.05	$0.05

	Percentage of Net Sales*
Net sales	100%	100%	100%
Costs of sales	71.2%	73.7%	74.0%

Gross margin	28.8%	26.3%	26.0%

Selling, general and administrative expenses	15.9%	13.2%	13.9%
Research and development expenditures	14.2%	11.4%	11.8%
Other charges (income)	1.3%	1.0%	2.1%
Intangibles amortization and IPR&D	1.1%	0.9%	2.0%

Operating loss	-3.6%	-0.2%	-3.9%

Other income (expense):
Interest income (expense), net	0.0%	0.1%	0.4%
Gains (loss) on sales of investments and businesses, net	0.3%	0.4%	0.0%
Other	-0.1%	0.0%	0.0%

Total other income (expense)	0.1%	0.5%	0.4%

Earnings (loss) from continuing operations before income taxes	-3.5%	0.3%	-3.5%
Income tax benefit	-0.9%	-0.8%	-1.2%

Earnings (loss) from continuing operations	-2.6%	1.2%	-2.3%

Earnings (loss) from discontinued operations, net of tax	0.0%	-0.1%	0.4%

Net earnings (loss)	-2.6%	1.0%	-1.9%

*	Percents may not add up due to rounding

Motorola, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 29,	December 31,	March 31,
	2008	2007	2007
Assets
Cash and cash equivalents	$2,693	$2,752	$2,737
Sigma Fund	3,890	5,242	5,417
Short-term investments	465	612	801
Accounts receivable, net	4,770	5,324	6,811
Inventories, net	2,941	2,836	3,301
Deferred income taxes	1,951	1,891	1,834
Other current assets	3,773	3,565	2,818

Total current assets	20,483	22,222	23,719

Property, plant and equipment, net	2,577	2,480	2,545
Sigma Fund	673	—	—
Investments	801	837	909
Deferred income taxes	2,679	2,454	2,119
Goodwill	4,517	4,499	4,454
Other assets	2,403	2,320	2,624

Total assets	$34,133	$34,812	$36,370

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$174	$332	$1,757
Accounts payable	3,660	4,167	4,010
Accrued liabilities	7,942	8,001	9,062

Total current liabilities	11,776	12,500	14,829

Long-term debt	4,074	3,991	2,596
Other liabilities	3,103	2,874	4,146

Stockholders’ equity	15,180	15,447	14,799

Total liabilities and stockholders’ equity	$34,133	$34,812	$36,370

Financial Ratios*:
Days Sales Outstanding (including net Long-term receivables)	58	50	65
Cash Conversion Cycle	46	33	56
ROIC	3%	4%	21%
Net Cash	$3,473	$4,283	$4,602

*	Defined in the Financial Ratios Definitions table

Motorola, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions, except per share amounts)

	Three Months Ended
	March 29,	December 31,	March 31,
	2008	2007	2007
Operating
Net earnings (loss)	$(194)	$100	$(181)
Less: Earnings (loss) from discontinued operations	—	(11)	37

Earnings (loss) from continuing operations	(194)	111	(218)
Adjustments to reconcile loss from continuing operations to net cash provided by (used for) operating activities:
Depreciation and amortization	204	221	219
Deferred income taxes	(278)	(285)	(181)
Other, net	58	86	186
Changes in operating assets and liabilities, net	(133)	337	2

Net cash provided by (used for) operating activities from continuing operations	(343)	470	8

Investing
Acquisitions and investments, net	(140)	(85)	(4,131)
Proceeds from sales of investments and businesses	21	336	50
Capital expenditures	(111)	(134)	(92)
Proceeds from sales (purchases) of Sigma Fund investments, net	631	(265)	6,787
Other, net	152	494	(127)

Net cash provided by investing activities from continuing operations	553	346	2,487

Financing
Issuance of common stock	6	151	46
Purchase of common stock	(138)	(557)	(2,360)
Other, net	(283)	14	(215)

Net cash used for financing activities from continuing operations	(415)	(392)	(2,529)

Effect of exchange rate changes on cash and cash equivalents from continuing operations	146	13	(45)
Net cash provided by (used for) discontinued operations	—	—	—

Net increase (decrease) in cash and cash equivalents	(59)	437	(79)
Cash and cash equivalents, beginning of period	2,752	2,315	2,816

Cash and cash equivalents, end of period	$2,693	$2,752	$2,737

Motorola, Inc. and Subsidiaries
Segment Information
(In millions)
Summarized below are the Company’s net sales and operating earnings (loss) by reportable segment for the quarters ended March 29, 2008 and March 31, 2007.

	Net Sales
	Quarter Ended	Quarter Ended	% Change
	March 29, 2008	March 31, 2007	from 2007

Mobile Devices	$3,299	$5,408	-39%
Home and Networks Mobility	2,383	2,337	2%
Enterprise Mobility Solutions	1,806	1,717	5%

Segment Totals	7,488	9,462	-21%
Other and Eliminations	(40)	(29)	38%
Company Totals	$7,448	$9,433	-21%

	Operating Earnings (Loss)
	Quarter Ended	Quarter Ended
	March 29, 2008	March 31, 2007

Mobile Devices	$(418)	$(233)
Home and Networks Mobility	153	167
Enterprise Mobility Solutions	250	131

Segment Totals	(15)	65
Other and Eliminations	(254)	(431)

Company Totals	$(269)	$(366)

Motorola, Inc. and Subsidiaries
Financial Ratios Definitions
Net Cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments — Note payable and current portion of long-term debt — Long-term Debt
Cash Conversion Cycle = DSO + DIO — DPO
•	Days sales outstanding (DSO) = (Accounts receivable + Long-term receivables) / (Three months of net sales / 90)

•	Days sales in inventory (DSI) = Inventory / (Three months of cost of sales / 90)

•	Days payable outstanding (DPO) = Accounts payable / (Three months of cost of sales / 90)
Return on Invested Capital (ROIC)

Rolling ROIC =	(12 mth Rolling Operating Earnings excluding Highlighted Items and including Foreign Currency Gain/(Loss)) Tax Affected

4 Quarter Average (Stockholders’ Equity + Total Debt — Excess Cash*)
* Excess Cash = Rolling 4 Quarter Average of Total Cash** — 5% of Rolling Net Sales
** Total Cash = Cash and cash equivalents + Sigma Fund (current and non-current) + Short-term investments